Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 4

This AMENDMENT NO. 4, dated as of June 15, 2020 (this “Amendment”), is entered into by and among ELDORADO RESORTS, INC., a Nevada corporation (the “Borrower”), the Guarantors (as defined in the Credit Agreement described below) party hereto, the Lenders (as defined below) party hereto and JPMORGAN CHASE BANK, N.A. as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement (as defined below), and effective as of the Effective Date (as defined below). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

RECITALS:

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of April 17, 2017, by and among EAGLE II ACQUISITION COMPANY LLC, a Delaware limited liability company (which on the May 1, 2017 was succeeded by the Borrower, to continue as the Borrower on and after May 1, 2017), each lender from time to time party thereto (collectively, the “Lenders”) and the Administrative Agent (as supplemented by the Borrower Joinder Agreement dated as of May 1, 2017, entered into by and among the Borrower and the Administrative Agent, and as amended by (i) the Amendment Agreement, dated as of August 15, 2017, between the Borrower and the Administrative Agent, (ii) the Amendment Agreement No. 2, dated as of June 6, 2018, by and among the Borrower, the Guarantors party thereto, the Administrative Agent, and the Lenders party thereto, and (iii) the Incremental Joinder Agreement No. 1 and Amendment No. 3 to Credit Agreement, dated as of October 1, 2018, by and among the Borrower, the Guarantors party thereto, the Administrative Agent, the Lenders party thereto and the other parties party thereto, and as it may be amended, restated, replaced, supplemented or otherwise modified and in effect immediately prior to giving effect to the amendments contemplated by this Amendment, the “Existing Credit Agreement” and, after giving effect to the amendments contemplated by this Amendment, the “Credit Agreement”);

WHEREAS, the Borrower desires to make certain amendments to the Existing Credit Agreement; and

WHEREAS, the Consenting Lenders (as defined below) (constituting the Required Revolving Credit Lenders under the Existing Credit Agreement) and the Administrative Agent agree to make such amendments to the Existing Credit Agreement, subject to the conditions and on the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO EXISTING CREDIT AGREEMENT

SECTION 1. Consent of Lenders.

(a) Each Lender under the Existing Credit Agreement that executes and delivers a consent in substantially the form attached hereto as Annex I (a “Consent” and, each such Lender, a “Consenting Lender”) hereby irrevocably agrees to the amendments to the Existing Credit Agreement provided for herein, with respect to all of such Consenting Lender’s Loans and Commitments.

(b) Each Consent shall be subject to the terms and conditions of this Amendment and shall be binding upon the Lender party thereto and any successor, participant or assignee of such Lender and may not be revoked or terminated by the Lender party thereto or any such successor, participant or assignee. Each Person that executes and delivers a Consent and any permitted successor, participant or assignee of such Lender shall be a party to this Amendment as if such Person executed and delivered a counterpart hereof. Each Consent shall constitute a part of this Amendment and each signature page thereto shall constitute a signature page hereto.

SECTION 2. Effective Date Amendments. Effective upon the occurrence of the Effective Date, the Existing Credit Agreement is hereby amended as follows:

(a) Section 9.14(a) of the Existing Credit Agreement is hereby amended and restated as follows:

(a) Consolidated Total Leverage Ratio.

(i) Subject to clause (ii) below, with respect to Revolving Credit Loans only, as of the last day of any Fiscal Quarter ending during the periods specified below, permit the Consolidated Total Leverage Ratio to be greater than the corresponding ratio set forth below:

Period	Maximum Consolidated Total Leverage Ratio
Closing Date through December 31, 2018	6.50 to 1.00
January 1, 2019 through December 31, 2019	6.00 to 1.00
March 31, 2020 and thereafter	5.50 to 1.00

(ii) Notwithstanding clause (i) above, (A) during the Covenant Relief Period, the Borrower shall not be required to comply with clause (i) above and (B) commencing with the Fiscal Quarter ending September 30, 2021, the Borrower shall not permit the Consolidated Total Leverage Ratio as of the last day of any Fiscal Quarter to exceed 6.00 to 1.00 (rather than 5.50 to 1.00); provided that (1) for the avoidance of doubt, (I) if at any time during the Covenant Relief Period, a default shall be made in the due observance or performance by the Borrower or any Subsidiary of any Covenant Relief Period Condition or (II) if the Borrower shall fail to deliver the Officer’s Compliance Certificate in respect of the Fiscal Quarter ending September 30, 2021 on or prior to the dates required by this Agreement, then clause (A) of this clause (ii) shall be null and void and shall be deemed to not have applied in respect of any Fiscal Quarter ending during the Covenant Relief Period and (2) if the Covenant Relief Period is terminated due to a termination in accordance with clauses (ii) or (iii) of the definition thereof, then the maximum Consolidated Total Leverage Ratio levels for each fiscal quarter after the Qualifying Quarter shall be those as in effect and set forth in clause (i) above.

(b) Section 9.14(b) of the Existing Credit Agreement is hereby amended and restated as follows:

(b) Consolidated Interest Coverage Ratio.

(i) Subject to clause (ii) below, with respect to Revolving Credit Loans only, as of the last day of any Fiscal Quarter ending during the periods specified below, permit the Consolidated Interest Coverage Ratio to be less than the corresponding ratio set forth below opposite such Fiscal Quarter period:

Period	Minimum Consolidated Interest Coverage Ratio
Closing Date through December 31, 2018	2.00 to 1.00
March 31, 2019 through December 31, 2019	2.50 to 1.00
March 31, 2020 and thereafter	2.75 to 1.00

(ii) Notwithstanding clause (i) (A) above, during the Covenant Relief Period, the Borrower shall not be required to comply with clause (i) above and (B) commencing with the Fiscal Quarter ending September 30, 2021, the Borrower shall not permit the Consolidated Interest Coverage Ratio as of the last day of any Fiscal Quarter to be less than 2.50 to 1.00 (rather than 2.75 to 1.00); provided that (1) for the avoidance of doubt, (I) if at any time during the Covenant Relief Period, a default shall be made in the due observance or performance by the Borrower or any Subsidiary of any Covenant Relief Period Condition or (II) if the Borrower shall fail to deliver the Officer’s Compliance Certificate in respect of the Fiscal Quarter ending September 30, 2021 on or prior to the dates required by this Agreement, then clause (A) of this clause (ii) shall be null and void and shall be deemed to not have applied in respect of any Fiscal Quarter ending during the Covenant Relief Period and (2) if the Covenant Relief Period is terminated in accordance with clauses (ii) or (iii) of the definition thereof, then the minimum Consolidated Interest Coverage Ratio levels for each fiscal quarter after the Qualifying Quarter shall be those as in effect and set forth in clause (i) above.

(c) A new Section 9.14(d) is hereby added to the Existing Credit Agreement as follows:

(d) Section 9.14 Defined Terms. As used in this Section 9.14, the following terms shall have the following meanings:

(i) “Covenant Relief Period” means the period commencing on the Covenant Relief Period Commencement Date and ending on the earliest of (i) the date on which the Borrower delivers the Officer’s Compliance Certificate in respect of the Fiscal Quarter ending September 30, 2021 to the Administrative Agent as required by this Agreement, (ii) the date that the Administrative Agent receives a Covenant Relief Period Termination Notice from the Borrower and (iii) the date upon which the Borrower fails to satisfy the Covenant Relief Period Conditions. The date on which the Covenant Relief Period ends is referred to as the “Covenant Relief Period Termination Date”.

(ii) “Covenant Relief Period Commencement Date” means June 15, 2020.

(iii) “Covenant Relief Period Conditions” means the Borrower complies with each of the requirements listed on Schedule I to that certain Amendment No. 4, dated as of June 15, 2020, among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.

(iv) “Covenant Relief Period Termination Notice” means a certificate of a Responsible Officer of the Borrower that is delivered to the Administrative Agent (x) stating that the Borrower irrevocably elects to terminate the Covenant Relief Period effective as of the date on which the Administrative Agent receives such Covenant Relief Period Termination Notice and that commencing with the first fiscal quarter ending after the Qualifying Quarter, the financial covenants in Section 9.14 shall be governed by clauses (a)(i) and (b)(i) thereof (instead of clauses (a)(ii) and (b)(ii) thereof) and (y) certifying that the Borrower would have been in compliance with the financial covenants in Sections 9.14(a)(i) and (b)(i) as of the most recent Test Period if such financial covenants had been applicable, and setting forth in reasonable detail the computations necessary to determine such compliance.

(v) “Qualifying Quarter” means the last Fiscal Quarter of the most recent Test Period ended prior to the termination of the Covenant Relief Period.

(d) A new Section 9.14(e) is hereby added to the Existing Credit Agreement as follows:

(e) Notwithstanding anything to the contrary in the definition of “Consolidated EBITDA”, solely for purposes of (A) any Covenant Relief Period Termination Notice and (B) Sections 9.14(a)(i), (a)(ii), (b)(i) and (b)(ii), (i) Consolidated EBITDA for the Test Period ending on the last day of the Qualifying Quarter, shall be deemed to be Consolidated EBITDA for the Qualifying Quarter multiplied by 4, (ii) Consolidated EBITDA for the Test Period ending on the last day of the first Fiscal Quarter immediately following the Qualifying Quarter shall be deemed to be Consolidated EBITDA for the Qualifying Quarter and the immediately following Fiscal Quarter multiplied by 2 and (iii) Consolidated EBITDA for the Test Period ending on the last day of the second Fiscal Quarter following the Qualifying Quarter shall be deemed to be Consolidated EBITDA for the Qualifying Quarter and the two Fiscal Quarters following the Qualifying Quarter multiplied by 4/3.

SECTION 3. Amendments to Loan Documents. Each Consenting Lender, by executing a Consent, consents to, and authorizes the Borrower, each Guarantor and the Administrative Agent to enter into such amendments, restatements, amendment and restatements, supplements and modifications to the exhibits and schedules to the Credit Agreement as the Administrative Agent deems reasonably necessary or desirable in connection with this Amendment and the transactions contemplated hereby.

SECTION 4. Additional Amendments. In addition to Sections 2 and 3 of this Article I, if the Required Lenders consent to this Amendment, then effective upon the occurrence of the Effective Date, the Existing Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(b) The definition of “Bail-In Action” is hereby amended by replacing “EEA Resolution Authority” with “Resolution Authority” and replacing “EEA Financial Institution” with “Affected Financial Institution”.

(c) The definition of “Bail-In Legislation” is hereby amended and restated in its entirety as follows:

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(d) The definition of “Write-Down and Conversion Powers” is hereby amended and restated in its entirety as follows:

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK

Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(e) A new Section 12.24 is hereby added to the Existing Credit Agreement as follows:

SECTION 12.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or Issuing Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable;

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

(f) A new Section 12.25 is hereby added to the Existing Credit Agreement as follows:

SECTION 12.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act

(together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 5. Agreement of Consenting Lenders. Pursuant to Section 12.2(k) of the Existing Credit Agreement, the Consenting Lenders (comprising the Required Revolving Credit Lenders) hereby agree that for purposes of determining compliance with Section 6.3 of the Credit Agreement in connection with any Extensions of Credit to be made under the Revolving Credit Facility during the Covenant Relief Period, (a) the making of the representations and warranties set forth in Section 7.16 of the Credit Agreement shall not be a condition to any such Extensions of Credit (and such representation shall not be made or deemed to be made), (b) there shall be a condition to any such Extensions of Credit that since April 24, 2016, no event has occurred or condition arisen that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as such term is modified by the immediately following clause (c) herein) and (c) clause (a) of the definition of “Material Adverse Effect” shall exclude all effects, events, occurrences, facts, conditions or changes arising out of or resulting from or in connection with the COVID-19 pandemic.

ARTICLE II

REPRESENTATION AND WARRANTIES

To induce the Lenders to consent to this Amendment, each of the Borrower and the other Credit Parties party hereto represents to the Administrative Agent and the Lenders that, as of the Effective Date:

SECTION 1. Organization; Power; Qualification. Each Credit Party and each Subsidiary thereof (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, (b) has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

SECTION 2. Compliance of Amendment with Laws, Etc. The execution, delivery and performance by each Credit Party of this Amendment, in accordance with its terms and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof where the failure to obtain such Governmental Approval or such violation could reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment other than (i) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) consents or filings under the UCC, (iii) filings with the United States Copyright Office or the United States Patent and Trademark Office and (iv) Mortgage filings with the applicable county recording office or register of deeds.

SECTION 3. Authorization; Enforceability. Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment in accordance with its terms. The Amendment has been duly authorized by the duly authorized officers of each Credit Party that is a party hereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party that is a party hereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

SECTION 4. No Default or Event of Default. No Default or Event of Default has occurred and is continuing on the Effective Date or after giving effect to this Amendment.

ARTICLE III

CONDITIONS TO THE EFFECTIVE DATE

This Amendment shall become effective on the date (the “Effective Date”) on which each of the following conditions is satisfied or waived:

SECTION 1. The Administrative Agent shall have received (i) counterparts to this Amendment, duly executed by the Borrower, the Guarantors, and the Administrative Agent and (ii) Consents from Consenting Lenders constituting at least the Required Revolving Credit Lenders.

SECTION 2. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower stating that no Default or Event of Default shall have occurred and be continuing on the Effective Date or after giving effect to this Amendment.

SECTION 3. The Administrative Agent shall have received reimbursement of expenses required to be reimbursed or paid hereunder or under any other Loan Document or otherwise agreed to in writing to be paid (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP).

ARTICLE IV

VALIDITY OF OBLIGATIONS AND LIENS

SECTION 1. Reaffirmation. Each Credit Party hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and thereof and consents to the terms and conditions of this Amendment and the transactions contemplated hereby. Each Guarantor hereby (a) affirms and confirms its guarantees and other commitments under the Guaranty Agreement, and (b) agrees that the Guaranty Agreement is in full force and effect and shall accrue to the benefit of the Secured Parties to secure the Obligations. Each Credit Party hereby (a) affirms and confirms its pledges, grants and other commitments and the validity of the Liens under the Security Documents to which it is a party, with all such Liens continuing in full force and effect after giving effect to this Amendment and (b) agrees that each Security Document to which it is a party is in full force and effect and shall accrue to the benefit of the Secured Parties to secure the Obligations.

ARTICLE V

MISCELLANEOUS

SECTION 1. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective when it shall have been executed by the Borrower and the Administrative Agent and the Administrative Agent shall have received executed Consents from Lenders constituting the Required Revolving Credit Lenders. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation any Consent) shall be deemed to include electronic signatures and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it (it being understood and agreed that documents signed manually but delivered in “.pdf” or “.tif” format (or other similar formats specified by Administrative Agent) shall not constitute electronic signatures).

SECTION 2. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The provisions of Sections 12.5 and 12.6 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 3. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 4. Effect of Amendment. This Amendment shall not constitute a novation of the Credit Agreement or any of the Loan Documents. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Issuing Lenders, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document (for avoidance of doubt, in each case, as altered, modified or amended as expressly set forth herein) is hereby ratified and reaffirmed in all respects and shall continue in full force and effect.

SECTION 5. Reference to and Effect on the Credit Agreement. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Credit Parties under the Loan Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment of any provision of any of the Loan Documents. This Amendment shall be a Loan Document.

SECTION 6. Costs and Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP) in accordance with the terms of Section 12.3 of the Credit Agreement.

SECTION 7. Severability of Provisions. Any provision of this Amendment or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

ELDORADO RESORTS, INC., as the Borrower

By:	/s/ Bret Yunker
Name:	Bret Yunker
Title:	Chief Financial Officer

[Signature Page to Amendment No. 4]

AZTAR INDIANA GAMING COMPANY, LLC
AZTAR RIVERBOAT HOLDING COMPANY, LLC
BLACK HAWK HOLDINGS, L.L.C.
CATFISH QUEEN PARTNERSHIP IN COMMENDAM
CCR NEWCO, LLC
CC-RENO LLC
CCSC/BLACKHAWK, INC.
CENTROPLEX CENTRE CONVENTION HOTEL, L.L.C.
CIRCUS AND ELDORADO JOINT VENTURE, LLC
COLUMBIA PROPERTIES TAHOE, LLC
ELDORADO CASINO SHREVEPORT JOINT VENTURE
ELDORADO HOLDCO LLC
ELDORADO LIMITED LIABILITY COMPANY
ELDORADO RESORTS LLC
ELDORADO SHREVEPORT #1, LLC
ELDORADO SHREVEPORT #2, LLC
ELGIN HOLDINGS I LLC
ELGIN HOLDINGS II LLC
ELGIN RIVERBOAT RESORT-RIVERBOAT CASINO
IC HOLDINGS COLORADO, INC.
IOC - BLACK HAWK DISTRIBUTION COMPANY, LLC
IOC - BOONVILLE, INC.
IOC - LULA, INC.
IOC BLACK HAWK COUNTY, INC.
IOC HOLDINGS, L.L.C.
IOC-CAPE GIRARDEAU LLC
IOC-CARUTHERSVILLE, LLC
IOC-KANSAS CITY, INC.
IOC-VICKSBURG, INC.
IOC-VICKSBURG, L.L.C., as the Guarantors

By:	/s/ Bret Yunker

Name:	Bret Yunker
Title:	Chief Financial Officer

[Signature Page to Amendment No. 4]

ISLE OF CAPRI BETTENDORF, L.C.
ISLE OF CAPRI BLACK HAWK, L.L.C.
ISLE OF CAPRI CASINOS LLC
LIGHTHOUSE POINT, LLC
MB DEVELOPMENT, LLC
MOUNTAINEER PARK, INC.
MTR GAMING GROUP, INC.
NEW JAZZ ENTERPRISES, L.L.C.
NEW TROPICANA HOLDINGS, INC.
NEW TROPICANA OPCO, INC.
POMPANO PARK HOLDINGS, L.L.C.
PPI DEVELOPMENT HOLDINGS LLC
PPI DEVELOPMENT LLC
PPI, INC.
PRESQUE ISLE DOWNS, INC.
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
SCIOTO DOWNS, INC.
ST. CHARLES GAMING COMPANY, L.L.C.
TEI (ES), LLC
TEI (ST. LOUIS RE), LLC
TEI (STLH), LLC
TEI MANAGEMENT SERVICES LLC
TEI R 7 INVESTMENT LLC
TLH LLC
TROPICANA ATLANTIC CITY CORP.
TROPICANA ENTERTAINMENT INC.
TROPICANA LAUGHLIN, LLC
TROPICANA ST. LOUIS LLC
TROPICAN ST. LOUIS RE LLC
TROPWORLD GAMES LLC, as the Guarantors

By:	/s/ Bret Yunker

Name:	Bret Yunker
Title:	Chief Financial Officer

[Signature Page to Amendment No. 4]

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:	/s/ Brian Smolowitz

Name:	Brian Smolowitz
Title:	Vice President

[Signature Page to Amendment No. 4]

SCHEDULE I

COVENANT RELIEF PERIOD CONDITIONS

During the Covenant Relief Period:

(a) The Borrower shall not permit the sum of (i) the sum of (x) unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries free and clear of all Liens other than Permitted Liens, plus (y) cash and Cash Equivalents of the Borrower and its Guarantors that are restricted in favor of the Obligations (which may include cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral), plus (ii) the amount by which the Revolving Credit Commitment exceeds the Revolving Credit Outstandings (the “Borrower’s Liquidity), at any time during the Covenant Relief Period to be less than $200,000,000.

(b) The Borrower shall furnish to the Administrative Agent (which will promptly furnish such certificate to the Revolving Credit Lenders), commencing with the calendar month ending June 30, 2020 and ending with (i) the calendar month ending September 30, 2021 or (ii) if the Covenant Relief Period terminates in accordance with clauses (ii) or (iii) of the definition thereof prior to September 30, 2021, the last calendar month ending before the Covenant Relief Period Termination Date, a certificate of a Responsible Officer of the Borrower (a “Minimum Liquidity Certificate”) setting forth in reasonable detail the computations necessary (as determined in good faith by the Borrower) to determine whether the Borrower and its Guarantors are in compliance with clause (a) of this Schedule I as of the end of each such calendar month within ten (10) Business Days after the last day of each such calendar month.

(c) The Borrower shall not incur, or permit any Guarantor to incur, Indebtedness under Section 9.1(t) of the Credit Agreement in an aggregate principal amount in excess of $20.0 million at any one time outstanding.

(d) No Credit Party shall incur, or permit any of its Subsidiaries to incur, Indebtedness under Section 9.1(s) of the Credit Agreement.

(e) No Credit Party shall incur, or permit any of its Subsidiaries to incur, Indebtedness under Section 9.1(w) of the Credit Agreement in an aggregate principal amount at any one time outstanding in excess of the lesser of (i) the aggregate amount of proceeds of Equity Issuances (including upon conversion or exchange or a debt instrument into or for any Equity Interests (other than Disqualified Equity Interests)) received by the Borrower from Equity Issuances permitted under the Credit Agreement and made during the Covenant Relief Period and (ii) $300,000,000.

(f) The Borrower shall not make, or permit any Guarantor to make, (i) Permitted Acquisitions under Section 9.3(g) of the Credit Agreement or (ii) Investments under Section 9.3(s) of the Credit Agreement.

(g) No Credit Party shall make, or permit any of its Subsidiaries to make, Investments pursuant to Section 9.3(t) of the Credit Agreement.

(h) The Borrower shall not make any Restricted Payments pursuant to Section 9.6(j) of the Credit Agreement.

Schedule I

(i) The Borrower shall not make, and shall not permit any Guarantor to make, any Restricted Payments pursuant to Section 9.6(k) of the Credit Agreement.

(j) The Borrower shall not make, and shall not permit any Guarantor to make, any Restricted Payments pursuant to Section 9.6(i) of the Credit Agreement.

(k) The Borrower shall not make, and shall not permit any Guarantor to make, any prepayments on, or redemptions for value of, any Subordinated Indebtedness, unsecured Indebtedness or Indebtedness secured by Liens that are junior to those securing the Obligations (“Subordinated Debt Prepayments”) pursuant to Sections 9.9(b)(iv), (v) or (vi) of the Credit Agreement.

Schedule I

ANNEX I

CONSENT TO AMENDMENT NO. 4

CONSENT (this “Consent”) to Amendment No. 4 (the “Amendment”) to that certain Credit Agreement, dated as of April 17, 2017, by and among EAGLE II ACQUISITION COMPANY LLC, a Delaware limited liability company (which on the May 1, 2017 was succeeded by the Eldorado Resorts, Inc., to continue as the Borrower on and after May 1, 2017), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) (as supplemented by the Borrower Joinder Agreement dated as of May 1, 2017, entered into by and among the Borrower and the Administrative Agent, and as amended by (i) the Amendment Agreement, dated as of August 15, 2017, between the Borrower and the Administrative Agent, (ii) the Amendment Agreement No. 2, dated as of June 6, 2018, by and among the Borrower, the Guarantors party thereto, the Administrative Agent, and the Lenders party thereto, and (iii) the Incremental Joinder Agreement No. 1 and Amendment No. 3 to Credit Agreement, dated as of October 1, 2018, by and among the Borrower, the Guarantors party thereto, the Administrative Agent, the Lenders party thereto and the other parties party thereto, and as it may be further amended, restated, replaced, supplemented or otherwise modified from time to time, including by the Amendment, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Amendment, as applicable.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

Amendment No. 4 Consenting Lenders (check one or both boxes as appropriate):

☐	The undersigned Revolving Credit Lender hereby irrevocably and unconditionally approves and consents to each of the amendments set forth in the Amendment with respect to all of its Loans and Commitments.

☐	The undersigned Term Loan Lender hereby irrevocably and unconditionally approves and consents to each of the amendments set forth in the Amendment with respect to all of its Loans and Commitments.

, as a Lender

By:
Name:
Title:
[By:
Name:
Title:][1]

[Signature Page to Lender Agreement]

[1]	If a second signatory is necessary.